UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): March 12, 2019

BOXLIGHT CORPORATION

(Exact name of registrant as specified in its charter)

Nevada	8211	46-4116523
(State of Incorporation)	(Primary Standard Industrial Classification Code Number.)	(IRS Employer Identification No.)

BOXLIGHT CORPORATION

1045 Progress Circle

Lawrenceville, Georgia 30043

(Address Of Principal Executive Offices) (Zip Code)

678-367-0809

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On Mach 12, 2019, Boxlight Corporation, a Nevada corporation (“Boxlight”), and its wholly owned subsidiary, Boxlight Inc. (the “Purchaser”), entered into and closed on an asset purchase agreement (the “Asset Purchase Agreement”) with Modern Robotics, Inc., a New York corporation (“MRI”), and its sole stockholder, Stephen Barker, pursuant to which Purchaser acquired substantially all of the assets (the “Assets”) and assumed certain liabilities of MRI. MRI is a company engaged in the business of developing, selling and distributing STEM, robotics and programming solutions to the education market globally.

The Assets were purchased for a total purchase price of $970,000, consisting of (i) $70,000 in the form of a promissory note and (ii) Two Hundred Thousand (200,000) shares of Boxlight Class A Common Stock, par value $0.0001 per shares (the “BOXL Shares”), each BOXL Share valued at $4.50 per share.

At closing Boxlight Inc. entered into an employment agreement with Mr. Barker, MRI’s Chief Executive Officer, pursuant to which Mr. Barker will serve as Vice President of Robotics at Boxlight Inc. In addition, Boxlight granted options to Mr. Barker to purchase 20,000 shares of Boxlight Class A common stock at an exercise price of $2.52 per share.

The foregoing description of the Asset Purchase Agreement and related exhibits thereto do not purport to be complete and are qualified in their entirety by reference to the complete text of such agreements, copies of which are attached to this Current Report on Form 8-K as Exhibits 10.1, and are incorporated by reference herein to this Item 1.01 in their entirety.

Item 2.01. Completion of Acquisition or Disposition of Assets.

The information included in Item 1.01 of this Current Report on Form 8-K relating to the Asset Purchase Agreement is incorporated into this Item 2.01 by reference.

On March 12, 2019, the Company closed on the Asset Purchase Agreement, acquiring substantially all of the assets of MRI.

Item 7.01. Regulation FD Disclosure.

On March 14, 2019, the Company issued a press release announcing the Company’s acquisition of MRI. A copy of the press release is furnished herewith as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Asset Purchase Agreement, dated March 12, 2019, by and among Boxlight Corporation, Boxlight Inc., Modern Robotics Inc. and Stephen Barker.

99.1	Press Release dated March 14, 2019

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 14, 2019

BOXLIGHT CORPORATION

By:	/s/ Michael Pope
Name:	Michael Pope
Title:	President

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